Exhibit 1.1

2,692,700 American Depositary Shares

Representing

26,927,000 Ordinary Shares

(par value US$0.000005 per share)

SUPER HI INTERNATIONAL HOLDING LTD.

UNDERWRITING AGREEMENT

[●], 2024

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Huatai Securities (USA), Inc.

280 Park Ave, 21E

New York, NY 10017

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

SUPER HI INTERNATIONAL HOLDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,692,700 American Depositary Shares (“ADSs”) representing 26,927,000 ordinary shares, par value US$0.000005 per share, of the Company (the “Firm ADSs”). The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 403,900 ADSs representing 4,039,000 ordinary shares, par value US$0.000005 per share, of the Company (the “Additional ADSs”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ADSs granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Offered Securities.” The ordinary shares, par value US$0.000005 per share, of the Company to be issued after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [●], 2024, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive ten (10) ordinary shares of the Company, deposited pursuant to the Deposit Agreement. The Company proposes to issue and allot [●] Ordinary Shares to be deposited pursuant to the general mandate granted to the shareholders of the Company at the annual general meeting held on May 30, 2023 (the “General Mandate”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a preliminary prospectus, relating to the Ordinary Shares represented by the ADSs. The registration statement relating to the Ordinary Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Ordinary Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The Company has filed a registration statement on Form F-6 relating to the Offered Securities with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”). If the Company has filed an abbreviated registration statement to register additional ordinary shares or ADSs of the Company pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (the “Form 8-A Registration Statement”) to register the ADSs and the ordinary shares of the Company under Section 12(b) of the Exchange Act.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            Each of the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)            (i) Each of the Registration Statement, ADS Registration Statement and the Form 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Form 8-A Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the underwriter information as described in Section 9(b) hereof.

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to be part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is, where applicable, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, or on the ability of the Company and its subsidiaries to carry out their obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The currently effective memorandum and articles of association of the Company filed as Exhibit 3.1 to the Registration Statement do not contravene the requirements of applicable laws of the Cayman Islands law and are in full force and effect.

(e)            Each of the Company’s Covered Subsidiaries identified in Schedule IV hereto (the “Covered Subsidiaries”) has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its respective incorporation or organization, including Singapore, Malaysia, Vietnam, the United States, Japan, Thailand, Republic of Korea and Australia (together with the Cayman Islands, collectively, the “Relevant Jurisdictions”), has the corporate power and authority to own, use, lease and operate its properties or assets and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns, uses or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each Covered Subsidiary of the Company have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Covered Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Covered Subsidiary. All of the constitutive or organizational documents of each of the Covered Subsidiaries of the Company comply with the requirements of applicable laws of the Relevant Jurisdictions and are in full force and effect.

(f)            Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) each of the Company and its Covered Subsidiaries has full power and authority to (a) pay dividends or make other distributions on its share capital, (b) make or repay loan or advance to the Company or any other Covered Subsidiary or (c) transfer its properties or assets to the Company or any other Covered Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Covered Subsidiaries (a) may be converted into foreign currency that may be freely transferred out of such entity’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, provided however, that (1) such distribution has been duly approved by the shareholders and/or board meeting of the Company or any of its other Covered Subsidiaries pursuant to its constitutional documents; (2) any enterprise income tax, if applicable to the Company or any of its other Covered Subsidiaries, has been fully paid; (3) any withholding tax has been duly withheld; and (4) the allocations to statutory reserves by the Company or any of its other Covered Subsidiaries have been duly made; and (b) are not and will not be subject to any other withholding, value added or other taxes under the currently effective laws and regulations of such entity’s jurisdiction of incorporation, except for those already described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Covered Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(g)           The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered Subsidiaries, through its rights to authorize the shareholders of the Covered Subsidiaries to exercise their voting rights.

(h)           The Offered Securities have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(i)            This Agreement has been duly authorized, executed and delivered by the Company.

(j)            The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADRs evidencing Offered Securities and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)            The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)            The ordinary shares of the Company issued and outstanding prior to the issuance of the Ordinary Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(m)           The Ordinary Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights. No person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other share capital of or other equity interests in the Company in connection with the Offering.

(n)            Neither the Company nor any of its Covered Subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, judgments, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(o)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the memorandum and articles of association of the Company in force on the date of this Agreement or The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HKEX Listing Rules”) or any agreement or other instrument binding upon the Company or any of its Covered Subsidiaries that is material to the Company and its Covered Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any Covered Subsidiary, and except as disclosed in the Time of Sale Prospectus and the Prospectus, no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement, except such as may be required by The Stock Exchange of Hong Kong Limited (the “HKEx”) and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(p)           The application of the net proceeds from the offering of the Offered Securities, as described in the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Covered Subsidiaries, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Covered Subsidiaries, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any Covered Subsidiary.

(q)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(r)            There are no legal or governmental proceedings pending or threatened to which the Company or any of its Covered Subsidiaries is a party or to which any of the properties of the Company or any of its Covered Subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(s)            Each preliminary prospectus, when filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or when filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)            The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u)           The Company and each of its Covered Subsidiaries (i) are in compliance with any and all applicable national, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals as described under each of the subclause (i), (ii) or (iii), would not, individually or in the aggregate, have a Material Adverse Effect.

(v)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(w)            Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(x)            Neither the Company nor any of its Covered Subsidiaries or their respective affiliates, nor any director, officer or employee thereof, nor, to the best of the Company’s knowledge, any agent or representative thereof, (i) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or has committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iii) will use, directly or indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and the Company and the Covered Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. No investigation, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Covered Subsidiaries with respect to the applicable anti-corruption laws is pending or threatened.

(y)            The operations of the Company and each of its Covered Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and each of its Covered Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Covered Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(z)            (i) Neither the Company nor any of its Covered Subsidiaries or their respective affiliates, nor any directors or officers, nor, to the Company’s best knowledge, any employees of the Company or any of its Covered Subsidiaries, or, to the best knowledge of the Company, any agents or representatives thereof, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is:

(A)	the subject or the target of any sanctions administered or enforced by the U.S. government, including but not limited to the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), or His Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority (“HKMA”), or other applicable sanctions authority (collectively, “Sanctions”),

(B)	engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order; or

(C)	located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria).

(ii) The Company represents and covenants that the Company and its Covered Subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any Covered Subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Securities, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that, for the past five years, the Company and its Covered Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions.

(aa)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Covered Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Covered Subsidiaries.

(bb)      The Company and each of its Covered Subsidiaries in the Relevant Jurisdictions have valid, good and marketable title to all real property owned by them, if any, which is material to the business of the Company and its Covered Subsidiaries, taken as a whole, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Covered Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company and its Covered Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Covered Subsidiaries which are material to the business of the Company and its Covered Subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its Covered Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc)      The Company and its Covered Subsidiaries own, possess, or have been authorized to use, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Company, (i) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its Covered Subsidiaries; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Covered Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Covered Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its Covered Subsidiaries, individually or in the aggregate, have a Material Adverse Effect and except in the case of (ii) and (iii) as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd)      The Company’s and the Covered Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Covered Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruption, except where such inadequacies would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has adopted and maintains data privacy and security policies designed to comply with all applicable laws, and each of the Company and the Covered Subsidiaries has at all times complied with all applicable policies and third-party obligations (imposed by applicable laws, regulations or contracts) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and the Covered Subsidiaries of personally identifiable information and data and any other information and data collected from or provided by third parties in all material respects. The Company and the Covered Subsidiaries have taken all commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and the Covered Subsidiaries. There has been no material security breach or attack or other compromise of or relating to any such information technology systems or data, and, no material action, suit or proceeding (including, without limitation, governmental investigations or inquiries) by or before any Governmental Entity involving the Company or any of the Covered Subsidiaries with respect to applicable data privacy and security laws is pending or threatened.

(ee)      No material labor dispute with the employees of the Company or any of its Covered Subsidiaries exists, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ff)      Neither the Company nor any of its Covered Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its Covered Subsidiaries or, to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg)      The Company and each of its Covered Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as required by the applicable laws, which the Company reasonably believes is prudent and consistent with industry practices; and neither the Company nor any of its Covered Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)      The Company and each of its Covered Subsidiaries possess all licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, local or foreign regulatory authorities necessary to conduct their respective businesses as disclosed in the Time of Sale Prospectus and the Prospectus, except for such failure to possess, report or file that would not have a Material Adverse Effect; neither the Company nor any of its Covered Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any such license, consent, authorization, approval, order, certificate or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company and its Covered Subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

(ii)            Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its Covered Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act upon the effectiveness of the Registration Statement; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its Covered Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures will be effective.

(jj)       The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(kk)      Deloitte & Touche LLP, which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Securities Act.

(ll)      The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods covered thereby (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) any material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in internal control over financial reporting.

(mm)     The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Time of Sale Prospectus accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) material judgments and uncertainties affecting the application of Critical Accounting Policies. The Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(nn)      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus accurately and fully describes all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(oo)       The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management”, “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(pp)      Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(qq)      The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)      Neither the Company nor any of its Covered Subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ss)      The Company and each of its Covered Subsidiaries have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Covered Subsidiaries which has had (nor does the Company nor any of its Covered Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Covered Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(tt)       From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(uu)      The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(vv)       As of the time of each sale of Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Prospectus and any free writing prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b).

(ww)      The Company has not distributed and, prior to the later of the Closing Date or any Option Closing Date and the completion of the distribution of the Offered Securities will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the Prospectus, any free writing prospectuses, if any, identified in Schedule II hereto, and any Written Testing-the-Waters Communications listed on Schedule III hereto.

(xx)         There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the ADSs and the Ordinary Shares represented thereby.

(yy)       The Company has not been notified by any regulatory authority outside Hong Kong or the United States that the Company is subject to any requirement to obtain approvals in connection with the transactions contemplated under this Agreement and to the Company’s knowledge no such approval is required.

(zz)        The Company is not in breach of any rules, regulations or requirements of the Securities and Futures Commission of Hong Kong (“SFC”) and the HKEX and in particular, the Company has complied at all times with the disclosure requirements under the HKEX Listing Rules and other than the listing approval to be obtained for issuing the Ordinary Shares for this offering, all necessary consents (if any) have been obtained from the HKEX to complete this offering in the manner contemplated.

(aaa)      There are no affiliations or associations between (i) any member of FINRA and (ii) to the best knowledge of the Company, the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(bbb)     No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its Covered Subsidiaries in the Cayman Islands or any other Relevant Jurisdictions, or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement (except that Cayman Islands stamp duty may be payable if the original Agreement is brought in to or executed in the Cayman Islands), (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Offered Securities, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Offered Securities by the Company against the issuance of ADRs evidencing the Offered Securities, (iv) the sale and delivery of the Offered Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated herein, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ccc)      Based on the historical, current and anticipated value of its assets, the composition of its income and assets and the expected price of the ADSs in this offering, the Company does not expect to be a “passive foreign investment company” for its current taxable year ending December 31, 2024.

(ddd)     It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of Offered Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Offered Securities or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(eee)      Under the laws of the Cayman Islands, each holder of ADRs evidencing Offered Securities issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(fff)        Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement and the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(ggg)      The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(hhh)      Subject to the conditions, qualifications, restrictions and limitations described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the section titled “Enforceability of Civil Liabilities,” the courts of the Cayman Islands, Singapore, Malaysia, Vietnam and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company based upon this Agreement in the courts of the State of New York.

(iii)          Neither the Company nor any of its Covered Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands or that of any Relevant Jurisdictions. To the extent that the Company or any of its Covered Subsidiaries, or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or such Covered Subsidiary waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(jjj)          The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the Relevant Jurisdictions and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands and the Relevant Jurisdictions. The Company has the power to submit, and pursuant to Section 19 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 19), and has the power to designate, appoint and empower, and pursuant to Section 19, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(kkk)      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[●] per ADS (the “Purchase Price”) the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 403,900 Additional ADSs at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 calendar days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.            Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Offered Securities are to be offered to the public initially at US$[●] per ADS (the “Public Offering Price”), and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[●] a share under the Public Offering Price. The Company acknowledges that as the Ordinary Shares represented by the Offered Securities are to be issued pursuant to the General Mandate given under Rule 13.36(2)(b) of the HKEX Listing Rules, in this offering, no ADS may be offered at a price representing a discount of 20% or more to the benchmarked price (as provided in Rule 13.36(5) of the HKEX Listing Rules) of its Ordinary Shares traded on the HKEX, unless it can demonstrate that it is in a serious financial position and that the only way it can be saved is by an urgent rescue operation which involves this offering at a price presenting a discount of 20% or more to the benchmarked price or that there are other exceptional circumstances.

4.            Payment and Delivery. Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2024, or at such other time on the same or such other date not later than seven full business days thereafter, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than five full business days thereafter, as shall be designated in writing by the Representatives.

The Firm ADSs and Additional ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such Firm ADSs and Additional ADSs shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(d)            The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, legal advisers to the Company as to certain matters under Cayman Islands laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)            The Underwriters shall have received on the Closing Date an opinion of Drew & Napier LLC, legal advisers to the Company as to certain matters under Singapore laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)            The Underwriters shall have received on the Closing Date an opinion of Katten Muchin Rosenman LLP, legal advisers to the Company as to certain matters under U.S. laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g)            The Underwriters shall have received on the Closing Date an opinion of Bizlink Lawyers, legal advisers to the Company as to certain matters under Vietnamese laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h)            The Underwriters shall have received on the Closing Date an opinion of Lee Hishammuddin Allen & Gledhill, legal advisers to the Company as to certain matters Malaysian laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i)            The Underwriters shall have received on the Closing Date an opinion of Bae, Kim & Lee LLC, legal advisers to the Company as to certain matters under Korean laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(j)            The Underwriters shall have received on the Closing Date an opinion of Hayabusa Asuka Law Offices, legal advisers to the Company as to certain matters under Japanese laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(k)            The Underwriters shall have received on the Closing Date an opinion of Siam Premier International Law Office Limited, legal advisers to the Company as to certain matters under Thai laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(l)            The Underwriters shall have received on the Closing Date an opinion of Minter Ellison LLP, legal advisers to the Company as to certain matters under Australian laws, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

The opinions of counsel for the Company described above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(m)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Paul Hastings LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(n)            The Underwriters shall have received on the Closing Date an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(o)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(p)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule V hereto (the “Lock-up Party”) relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(q)            The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)            an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)            an opinion and negative assurance letter of Paul Hastings LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(m) hereof;

(iv)            an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(n) hereof;

(v)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(o) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi)            such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

(r)            There shall not have been any adverse legislative or regulatory developments in the United States, Hong Kong, Cayman Islands, or PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the Closing Date or any on the terms and in the manner contemplated in this Agreement.

(s)            The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to, during the Restricted Period (as defined below), accept any Lock-up Party’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs to any Lock-up Party, unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Securities and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(t)            The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the Offered Securities, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(u)            If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(v)            The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(w)            No free writing prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(x)            FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(y)            At or prior to the Closing Date and each Option Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(z)            On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(aa)      [The Ordinary Shares represented by the Offered Securities have been approved for listing on the HKEX on or before the Closing Date.]

6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To comply with the requirements of Rule 430A, and notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the Form 8-A Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the Form 8-A Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            To furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) reasonably requested by the Representatives and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(h) or 6(i) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)            Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            To furnish to the Representatives a copy of each proposed free writing prospectus (including any electronic roadshow), or amendment thereof or supplement thereto, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)            If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, to promptly notify the Representatives and to promptly (subject to Section 6(c)) amend or supplement, at its own expense, such free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(g)            Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Securities.

(h)            If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Time of Sale Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(i)            If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; to promptly give the Representatives written notice of any such event or condition of which the Company becomes aware; and before amending or supplementing the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(j)            To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(k)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable rules and regulations of the Commission thereunder. During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon written request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish to the Underwriters such reports or statements filed through EDGAR.

(l)            To use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any Covered Subsidiary; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Covered Subsidiary, joint venture partner or other Person (as defined below) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions (as defined below) by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offered Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

(m)            Not to facilitate any Lock-up Party’s conversion of Ordinary Shares to ADSs during the Restricted Period (as defined below) and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement and the Depositary Side Letter without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 5(p) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares, provided that no restrictions shall apply to (A) the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and disclosed in the Prospectus, and (B) the issuances of ADSs and Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(n)            To pay, and indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, or other similar taxes or duties imposed under the laws of Cayman Islands or other Relevant Jurisdictions or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or the Deposit Agreement, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Offered Securities, (iii) the sale and delivery of the Offered Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated herein.

(o)            To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(p)            If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)            To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(r)            (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(s)            To use its commercially best efforts to have the ADSs accepted for listing on the Nasdaq Global Market and maintain the listing of the ADSs on the Nasdaq Global Market.

(t)            That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

(u)            That all sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes (“VAT”), and if any VAT is or becomes chargeable in respect of any such payment, the Company shall, subject to receipt of an appropriate VAT invoice, pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates).

(v)            Not to facilitate any placing of the Offered Securities to any “connected person” of the Company (as defined in the HKEX Listing Rules), and to inform the Underwriters as soon as possible in writing if it is aware of any connected person’s intention to acquire the Offered Securities in this offering.

(w)            The Company has not sought and will not seek any placees or sought to influence or control who might be a placee, and, as far as they are aware, none of the placees (and, for the avoidance of doubt, their respective beneficial owners) is, or will at the time of completion of this offering be (i) a substantial shareholder, or (ii) otherwise a connected person of, or acting in concert with, the Company, or otherwise a party acting in concert with any of the Company’s connected persons. None of the Company or, to the best of the Company’s knowledge after making due and careful enquiry, any of its connected persons has funded or backed (directly or indirectly) the subscription of the securities of the Company by any placees nor has any of the Company and its connected persons instructed or will instruct any placee in relation to the acquisition, disposal, voting or other disposition of securities of the Company. The Company shall make reasonable efforts to provide, and procure the provision of, all information to the Underwriters necessary or desirable to enable it to confirm the independence of the placees. For the purpose of the above, “associate,” “connected persons” and “substantial shareholder” have the meanings as defined in the HKEX Listing Rules; and “acting in concert” has the meaning as defined in the Codes on Takeovers and Mergers and Share Buy-backs issued by the SFC.

(x)            In respect of this offering, to comply in material respects with applicable legal and regulatory requirements, including but not limited to those relating to insider dealing, market manipulation and other forms of market misconduct.

(y)            To have the Ordinary Shares approved for listing on the HKEx on or around the Closing Date.

(z)            The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose and intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise (other than pursuant to employee equity award plans of the Company as disclosed in the Time of Sale Prospectus and the Prospectus) or (3) file any registration statement with the Commission (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee equity award plan) relating to the offering of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder, (b) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which is described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (c) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share or restricted share unit or the conversion of a security pursuant to employee benefit plans of the Company as disclosed in the Time of Sale Prospectus and the Prospectus, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or trading plans to a similar effect permitted under the rules and regulations of the HKEX for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) to the extent it triggers a filing, the filing will contain relevant disclosures and/or an explanatory footnote to the extent that any such plan will not provide for sale of shares during the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 5(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7.            Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Securities and Ordinary Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under securities laws of any state or non-U.S. jurisdiction and all expenses in connection with the qualification of the Offered Securities for offer and sale under securities laws of any state or non-U.S. jurisdiction as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, such expenses not to exceed US$50,000, (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the ordinary shares, par value US$0.000005 per share, of the Company and all costs and expenses incident to listing the ADSs on the Nasdaq Global Market and listing the Ordinary Shares represented by the ADSs on the HKEX, (vi) the cost of printing certificates representing the ADSs or Ordinary Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar (including but not limited to the Company’s share registrars in Hong Kong and Cayman Islands) or depositary (including the Depository and CCASS), (viii) the costs and expenses of the Company relating to investor presentations on any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the document production charges and expenses associated with printing this Agreement. It is understood, however, that except as provided in this Section 7, Section 9 and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

8.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to, without the consent of the Company, take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.            Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company has filed or is required to be filed pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or any announcements made on the HKEX, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information in Section 9(b) below;

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the names and addresses of the Underwriters in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by Section 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the HKEX or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Hong Kong, London, PRC, Cayman Islands or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, any new law or regulation or any change (whether or not permanent) or development (whether or not permanent) involving a prospective change in existing laws or regulations or the interpretation or application thereof by any court or other competent authority, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or local, national or international political, legal, military, industrial, regulatory conditions, that, in the judgment of the Representatives, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.            Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and (ii) delivery of and payment for the Offered Securities.

12.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.            Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b)            the Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arms’ length, and each Underwriter is acting solely as a principal and not the agent or fiduciary of, the Company or any other person, (ii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Offered Securities, the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters for breach of fiduciary duty or arising from an alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14.            Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.            Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature or signature page to this Agreement by facsimile, DocuSign, or other e-signature or electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives, at:

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Attention: Equity Syndicate Desk

Huatai Securities (USA), Inc.

280 Park Ave, 21E

New York, NY 10017

Attention: Equity Syndicate Desk Peter Tilman Clark

if to the Company shall be delivered, mailed or sent to

SUPER HI INTERNATIONAL HOLDING LTD.

1 Paya Lebar Link, #09-04

PLQ 1 Paya Lebar Quarter

Singapore 408533

Attention: Cong Cu

19.            Submission to Jurisdiction; Appointment of Agents for Service. The Company hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Offered Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

21.            Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

SUPER HI INTERNATIONAL HOLDING LTD.

By:
Name:
Title:

Accepted as of the date here of

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto.

MORGAN STANLEY ASIA LIMITED

By:
Name:
Title:

Accepted as of the date here of

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto. HUATAI SECURITIES (USA), INC.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley Asia Limited
Huatai Securities (USA), Inc.

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

SCHEDULE III

Written Testing-the-Waters Communications

SCHEDULE IV

List of Covered Subsidiaries

Singapore Super Hi Dining Pte. Ltd.

Hai Di Lao Vietnam Co., Ltd.

Singapore Hai Di Lao Dining Pte. Ltd.

HAI DI LAO MALAYSIA SDN. BHD.

HDL Management USA Corporation

Hai Di Lao Japan. Ltd.

Hai Di Lao Proprietary (Thailand) Limited

Haidilao Korea Co., Ltd.

Hai Di Lao Melbourne Proprietary Limited

Hai Di Lao Sydney Proprietary Limited

SCHEDULE V

List of Lock-up Party Signing Lock-up Agreement

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West

Kowloon, Hong Kong

Huatai Securities (USA), Inc.

21 Floor East

280 Park Avenue

New York, NY 100017

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley Asia Limited (“Morgan Stanley”) and Huatai Securities (USA), Inc. (“Huatai Securities”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Super Hi International Holding Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Huatai Securities as representatives of the underwriters (the “Underwriters”), of American Depositary Shares (“ADSs”) representing ten (10) ordinary shares, par value US$0.000005 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Huatai Securities on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise.

The foregoing will not apply to the registration of the offer and sale of the ADSs, and the sale of the ADSs to the Underwriters, in each case as contemplated by the Underwriting Agreement.

The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, or through will or intestacy; (c) for individual shareholders, transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares for bona fide estate planning purposes to a Family Member or trust or entity beneficially owned and controlled by the undersigned, and, for institutional shareholders, transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to partners, affiliates, subsidiaries, members or shareholders of the undersigned; (d) if the undersigned is a partnership, limited liability company or corporation, the transfer of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to limited partners, or shareholders or “Affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned or any investment fund or other entity controlled or managed by the Affiliates of the undersigned; provided that, (i) in the case of any transfer or distribution pursuant to clause (b), (c) or (d), each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement stating that such transferee is receiving and holding such ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares subject to the provisions of this letter agreement and agrees not to sell or offer to sell such ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares, engage in any swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto) and (ii) in the case of any transfer or distribution pursuant to clause (a), (c) or (d), no filing under Section 16(a) of the Exchange Act or the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited or the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period; or (e) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act or the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited or the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Huatai Securities on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions. For purposes of this agreement, “Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley and Huatai Securities agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of ADSs or Ordinary Shares, Morgan Stanley and Huatai Securities will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Huatai Securities hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs or Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement is governed by, and to be construed in accordance with the laws of the State of New York.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(please print complete name of entity)

By :	By :
(duly authorized signature)	(duly authorized signature)

Name :	Name :
(please print full name)	(please print full name)

Address:	Address:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 2024

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley Asia Limited and Huatai Securities (USA), Inc. (the “Representatives”) in connection with the offering by SUPER HI INTERNATIONAL HOLDING LTD. (the “Company”) of [●] American Depositary Shares (“ADSs”) representing [●] ordinary shares, par value US$0.000005 per share, of the Company and the lock-up agreement dated _____, 2024 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2024, with respect to ____ ADSs (the “Shares”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 2024; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley Asia Limited Huatai Securities (USA), Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

Morgan Stanley Asia Limited

By:
Name:
Title:

Huatai Securities (USA), Inc.

By:
Name:
Title:

cc: Company